EXHIBIT 10.3


                                     FORM OF
                              CLOVER LEAF BANK, SB
                               SEVERANCE AGREEMENT


     This AGREEMENT is made effective as of ______________ __, 2001 by and between Clover Leaf Bank, SB, a stock savings bank (the "Bank"), and _______________________ (the "Executive"). Any reference to "Company" herein shall mean Clover Leaf Financial Corp., or any successor thereto.

     WHEREAS, the Bank recognizes the substantial contribution the Executive has made to the Bank and wishes to protect his position therewith for the period provided in this Agreement; and

     WHEREAS, the Executive has been elected to, and has agreed to serve in the position of ___________________ for the Bank, a position of substantial responsibility;

     NOW, THEREFORE, in consideration of the contribution of the Executive, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

1. TERM OF AGREEMENT

     The term of this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of [ ] ( ) full calendar months thereafter. Commencing on the first anniversary date of this Agreement and continuing at each anniversary date thereafter, the Board of Directors of the Bank (the "Board") may extend the Agreement for an additional year. The Board will conduct a performance evaluation of the Executive for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting. If the Executive is also a director then he or she shall abstain from any and all voting with respect to the extension of the term of such Executive's Agreement.

2. PAYMENTS TO EXECUTIVE UPON CHANGE IN CONTROL

     (a) Upon the occurrence of a Change in Control of the Bank or the Company (as herein defined) followed at any time during the term of this Agreement by the voluntary or involuntary termination of the Executive's employment, other than for Cause, as defined in Section 2(c) hereof, the provisions of Section 3 shall apply. Upon the occurrence of a Change in Control, the Executive shall have the right to elect to voluntarily terminate his employment at any time during the term of this Agreement following any demotion, loss of title, office or significant authority, reduction in his annual compensation or benefits, or relocation of his principal place of employment by more than 30 miles from its location immediately prior to the Change in Control.


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     (b)  A "Change in Control"  of the Bank or the Company  shall mean a change in control of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Bank Holding Company Act of 1956, as amended, and applicable rules and regulations promulgated thereunder (collectively, the "BHCA") as in effect at the time of the Change in Control; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25 % or more of the combined voting power of Company's outstanding securities, except for any securities purchased by the Bank's employee stock ownership plan or trust; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs; or
          (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan are to be exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

     (c) The Executive shall not have the right to receive termination benefits pursuant to Section 3 hereof upon Termination for Cause. The term "Termination for Cause" shall mean termination because of the Executive's intentional failure to perform stated duties, personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease and

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          desist order, or any material breach of any material provision of this
          Agreement. In determining incompetence, the acts or omissions shall be
          measured  against  standards  generally   prevailing  in  the  savings
          institution industry. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause.

3. TERMINATION

     (a) Upon the occurrence of a Change in Control, followed at any time during the term of this Agreement by the voluntary or involuntary termination of the Executive's employment other than for Termination for Cause, the Bank shall be obligated to pay the Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay, a sum equal to three times the average of the three preceding years' annual base salary, including bonuses and any other cash compensation paid or accrued by the Executive during such years, and the amount of any benefits received pursuant to any employee benefit plans on behalf of the Executive maintained by the Bank during such years, excluding benefits continued pursuant to (b) below. If the Executive has been employed by the Bank for less than one year, then the severance pay shall be a sum equal to thirty-six times the average monthly salary, including bonuses and any other cash compensation paid or accrued by the Executive during such period, and the amount of any benefits received pursuant to any employee benefit plans on behalf of the Executive maintained by the Bank during such period, excluding benefits continued pursuant to (b) below, for the period over which the Executive has been employed by the Bank. At the election of the Executive, or his estate, as the case may be, which election is to be made within thirty (30) days of the Date of Termination (as defined in Section 4(b)), such payment may be made in a lump sum or paid in equal monthly installments during the thirty-six (36) months following the Executive's termination. In the event that no election is made, payment to the Executive will be made on a monthly basis during the remaining term of this Agreement.

     (b) Upon the occurrence of a Change in Control of the Bank followed at any time during the term of this Agreement by the Executive's voluntary or involuntary termination of employment, other than for Termination for Cause, the Bank shall

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          cause to be continued life,  medical,  dental and disability  coverage substantially identical to the coverage maintained by the Bank for the Executive prior to his severance. Such coverage and payments shall cease upon expiration of thirty-six (36) months.

     (c) Upon the occurrence of a Change in Control, the Executive will have such rights as specified in any other employee benefit plan with respect to options and such other rights as may have been granted to the Executive under such plans.

     (d) In the event that the Executive is receiving monthly payments pursuant to Section 3(a) hereof, on an annual basis, thereafter, the Executive shall elect whether the balance of the amount payable under the Agreement at that time shall be paid in a lump sum or on a pro rata basis. Such election shall be irrevocable for the year for which such election is made.

     (e) Notwithstanding the preceding paragraphs of this Section 3, in no event shall the aggregate payments or benefits to be made or afforded to the Executive under said paragraphs (the "Termination Benefits") constitute an "excess parachute payment" under Section 280G of the Code or any successor thereto, and in order to avoid such a result, Termination Benefits will be reduced, if necessary, to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times the Executive's "base amount", as determined in accordance with said Section 280G. The allocation of the reduction required hereby among Termination Benefits provided by the preceding paragraphs of this Section 3 shall be determined by the Executive.

4. NOTICE OF TERMINATION

     (a) Any purported termination by the Bank or by the Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

     (b) "Date of Termination" shall mean (A) if the Executive's employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that he shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), and (B) if his employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall be immediate). Except as set forth below in paragraph (c), in no event shall the Date of Termination exceed 30 days from the date Notice of Termination is given.

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     (c)  If, within thirty (30) days after any Notice of  Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the occurrence of a Change in Control and voluntary termination by the Executive, in which case the date of termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution
          of  such  dispute  with  reasonable  diligence.   Notwithstanding  the
          pendency of any such dispute, the Bank will continue to pay the Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue him as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the earlier of 120 days from the date of the Notice of Termination or the date upon which the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement. Notwithstanding the foregoing, no compensation or benefits shall be paid to the Executive in the event the Executive is Terminated for Cause. In the event that such Termination for Cause is found to have been wrongful or such dispute is otherwise decided in the Executive's favor, the Executive shall be entitled to receive all compensation and benefits which accrued for up to a period of nine months after the Termination for Cause.

5. SOURCE OF PAYMENTS

     It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or check from the general funds of the Bank.

6. EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS

     This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Bank and the Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that the Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.


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7. NO ATTACHMENT

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, the Executive, the Bank and their respective successors and assigns.

8. MODIFICATION AND WAIVER

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

9. REQUIRED PROVISIONS

     (a) The Bank may terminate the Executive's employment at any time. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in
          Section 2(c) hereinabove.

     (b) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) (12 USCss.1818(e)(3)) or 8(g) (12 USCss.1818(g)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, the Bank's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Executive all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.


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     (c)  If  the  Executive  is  removed  and/or  permanently  prohibited  from participating in the conduct of the Bank's affairs by an order issued under Section 8(e) (12 USC ss.1818(e)) or 8(g) (12 USC ss. 1818(g)) of the Federal Deposit Insurance Act, as amended by the Financial
          Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of the Bank under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (d) If the Bank is in default as defined in Section 3(x) (12 USC ss.1813(x)(1)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of the Bank under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     (e) All obligations of the Bank under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank, (i) by the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) (12 USCss.1823(c)) of the Federal Deposit Insurance Act, as amended by the Financial
          Institutions Reform, Recovery and Enforcement Act of 1989; or (ii) when the Bank is determined by the FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

10. SEVERABILITY

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

11. HEADINGS FOR REFERENCE ONLY

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

12. GOVERNING LAW

     The  validity,   interpretation,   performance,  and  enforcement  of  this
Agreement shall be governed by the laws of the State of Illinois, unless preempted by Federal law as now or hereafter in effect.

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     Any  dispute  or  controversy  arising  under or in  connection  with  this
Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the employee within fifty
(50) miles from the location of the Bank, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that subject to Section 3(c) hereof, the Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

13. PAYMENT OF LEGAL FEES

     All reasonable legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.

14. INDEMNIFICATION

     The Bank shall provide the Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify the Executive (and his heirs, executors and administrators) to the fullest extent permitted under federal law and as provided in the Bank's Charter and Bylaws against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements (such settlements must be approved by the Board of Directors of the Bank). If such action, suit or proceeding is brought against the Executive in his capacity as an officer or director of the Bank, however, such indemnification shall not extend to matters as to which the Executive is finally adjudged to be liable for willful misconduct in the performance of his duties. No indemnifications shall be paid that would violate 12 U.S.C. 1828(k) or any regulations promulgated thereunder.

15. SUCCESSOR TO THE BANK

     The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank, expressly and unconditionally to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.



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16. SIGNATURES

     IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed by its duly authorized officer, and the Executive has signed this Agreement, on the day and date first above written.

ATTEST:                                           CLOVER LEAF BANK, SB




                                                  By:___________________________
                                                            President


WITNESS:                                          EXECUTIVE




                                                  By:___________________________






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